UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 28, 2010, the compensation committee (the “Committee”) of the board of directors of the registrant adopted the FY 2011 Executive Incentive Bonus Program (the “Program”) for the fiscal year ending March 31, 2011 (“fiscal 2011”). Each of the registrant’s Chief Executive Officer, President and Chief Financial Officer is eligible to receive cash bonuses under the Program based on the achievement by the registrant of Committee-designated threshold levels of two specified objectives (total revenue and operating income) during each of the first half of fiscal 2011 and full-year fiscal 2011. The cash bonus has two components, the first of which may be earned upon achievement of both objectives for the first half of fiscal 2011 and the second of which may be earned upon achievement of both objectives for the full fiscal year, in each case calculated in accordance with formulas set forth in the Program.

The Program is attached as Exhibit 10.1 hereto, and the description of the Program is qualified in its entirety by reference to the full text of the Program, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	FY 2011 Executive Incentive Bonus Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET TECHNOLOGIES, INC.

Date: November 2, 2010	By:	/S/ MEL F. WESLEY
Mel F. Wesley
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	FY 2011 Executive Incentive Bonus Program.